Exhibit 23

Consent of Independent Registered Public Accounting Firm

                We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-9206 and 33-62538) pertaining to the Aaron Rents, Inc. Employees Retirement Plan and Trust of our report dated June 27, 2005, with respect to the financial statements and schedule of the Aaron Rents, Inc. Employees Retirement Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young, LLP

Atlanta, Georgia

June 27, 2005

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